As filed with the Securities and Exchange Commission on November 30, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BROADRIDGE FINANCIAL SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1981 Marcus Avenue Lake Success, New York 11042 (Address, Including Zip Code, of Principal Executive Offices)	33-1151291 (I.R.S. Employer Identification No.)

BROADRIDGE FINANCIAL SOLUTIONS, INC. 2007 OMNIBUS AWARD PLAN

(Full Title of the Plan)

Adam D. Amsterdam, Esq.

Vice President, General Counsel and Secretary

1981 Marcus Avenue

Lake Success, New York 11042

(Name and Address of Agent for Service)

516-472-5400

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Jonathan I. Mark, Esq.

Cahill Gordon & Reindel LLP

Eighty Pine Street

New York, New York 10005-1702

212-701-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee (2)
Common Stock, par value $0.01 per share	2,500,000 shares	$22.09(2)	$55,225,000(3)	$3,081.56

(1)	This Registration Statement covers 2,500,000 additional shares of common stock, par value $0.01 per share, of Broadridge Financial Solutions, Inc. (the “Registrant” or the “Corporation”) available for issuance pursuant to awards under the Corporation’s 2007 Omnibus Award Plan (the “Plan”). This Registration Statement also covers any additional shares of common stock of the Registrant that become issuable pursuant to awards by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of common stock of the Registrant.

(2)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Plan. A Registration Statement on Form S-8 has been filed previously on March 29, 2007 (File No. 333-141673) covering 24,000,000 shares of common stock reserved for issuance pursuant to awards under the Plan, and on February 4, 2009 (File No. 333-157105) covering an additional 2,700,000 shares of common stock reserved for issuance pursuant to awards under the Plan.

(3)	Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of common stock of the Registrant on November 27, 2009, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

Incorporation by Reference. This Registration Statement is filed pursuant to General Instruction E to Form S-8. The contents of the Registration Statements on Form S-8 (File Nos. 333-141673 and 333-141673) are incorporated herein by reference and made a part hereof.

Registration of Additional Shares of Common Stock Under the Plan. This Registration Statement on Form S-8 is filed by the Registrant to register an additional 2,500,000 shares of common stock, par value $0.01 per share, of Broadridge Financial Solutions, Inc., which may be awarded under the 2007 Omnibus Award Plan pursuant to an amendment of such plan authorized by the stockholders of the Registrant on November 18, 2009.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The contents of the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on March 29, 2007 (File No. 333-141673) and February 4, 2009 (File No. 333-141673), by Broadridge Financial Solutions, Inc., a Delaware corporation (the “Corporation” or the “Registrant”), are incorporated herein by reference. In addition, the following new documents filed with the Commission by the Corporation are incorporated herein by reference:

(a)	the Corporation’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009, filed with the Commission on August 11, 2009;

(b)	the Corporation’s Quarterly Report for the fiscal quarter ended September 30, 2009, filed with the Commission on November 3, 2009;

(c)	the Current Reports on Form 8-K, filed with the Commission on April 30, 2009, May 4, 2009, May 21, 2009, June 22, 2009, August 6, 2009, and November 3, 2009 (excluding information furnished under Items 2.02 and 9.01); and

(d)	the description of common stock contained in Exhibit 99.1 to Amendment No. 4 to the Registration Statement on Form 10 (File No. 001-33220), filed by Broadridge Financial Solutions, LLC with the Commission on March 16, 2007, and any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. In no event, however, will any information that the Registrant discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Broadridge Financial Solutions, Inc. 2007 Omnibus Award Plan (incorporated by reference to Exhibit 10.1 on Form 8-K filed on November 20, 2009 (File No. 001-33220))

4.2	Certificate of Incorporation of Broadridge Financial Solutions, Inc. (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-8 filed on March 29, 2007 (File No. 333-141673))

4.3	Amended and Restated By-laws of Broadridge Financial Solutions, Inc. (incorporated by reference to Exhibit 3.2 to the Form 8-K filed on June 7, 2007 (File No. 001-33220))

5.1	Opinion of Cahill Gordon & Reindel LLP*

23.1	Consent of Deloitte & Touche LLP*

23.2	Consent of Cahill Gordon & Reindel LLP (included in the opinion filed as Exhibit 5.1)*

24	Power of Attorney (included on signature page)*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, New Jersey on this 30th day of November, 2009.

BROADRIDGE FINANCIAL SOLUTIONS, INC.

By:	/s/ Richard J. Daly

Richard J. Daly Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Adam D. Amsterdam and Dan Sheldon, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Richard J. Daly Richard J. Daly	Chief Executive Officer and Director (principal executive officer)	November 30, 2009

/s/ Dan Sheldon Dan Sheldon	Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	November 30, 2009

/s/ Arthur F. Weinbach Arthur F. Weinbach	Executive Chairman and Chairman of the Board of Directors	November 30, 2009

/s/ Leslie A. Brun Leslie A. Brun	Director	November 30, 2009

/s/ Robert N. Duelks Robert N. Duelks	Director	November 30, 2009

/s/ Richard J. Haviland Richard J. Haviland	Director	November 30, 2009

/s/ Alexandra Lebenthal Alexandra Lebenthal	Director	November 30, 2009

/s/ Stuart R. Levine Stuart R. Levine	Director	November 30, 2009

/s/ Thomas J. Perna Thomas J. Perna	Director	November 30, 2009

/s/ Alan J. Weber Alan J. Weber	Director	November 30, 2009

EXHIBIT INDEX

Exhibit No.	Description

4.1	Broadridge Financial Solutions, Inc. 2007 Omnibus Award Plan (incorporated by reference to Exhibit 10.1 on Form 8-K filed on November 20, 2009 (File No. 001-33220))

4.2	Certificate of Incorporation of Broadridge Financial Solutions, Inc. (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-8 filed on March 29, 2007 (File No. 333-141673))

4.3	Amended and Restated By-laws of Broadridge Financial Solutions, Inc. (incorporated by reference to Exhibit 3.2 to the Form 8-K filed on June 7, 2007 (File No. 001-33220))

5.1	Opinion of Cahill Gordon & Reindel LLP*

23.1	Consent of Deloitte & Touche LLP*

23.2	Consent of Cahill Gordon & Reindel LLP (included in the opinion filed as Exhibit 5.1)*

24	Power of Attorney (included on signature page)*

*	Filed herewith